Exhibit 10.21

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”), dated as of September 9, 2014, by and between ITUS Corporation, a Delaware corporation (the “Company”), and Adaptive Capital LLC (“Adaptive”), a Delaware limited liability company.

WHEREAS, on November 11, 2013, the Company issued a 6% convertible debenture to Adaptive in the principal amount of $3,500,000 (the “Debenture”) and a three-year warrant (the “Warrant”) to purchase 9,249,472 shares of common stock, par value $0.01 per share (the “Common Stock”) at the purchase price of $0.3784 (the “Exercise Price”) pursuant to a certain Subscription Agreement (the “Subscription Agreement”) by and between the Company and Adaptive dated November 11, 2013; and

WHEREAS, as more fully described below, Adaptive has agreed to convert the principal amount of the Debenture into shares of Common Stock in accordance with the terms of such Debenture, and then immediately exchange such Common Stock for Series A Convertible Preferred Stock, par value $100 per share (“Series A Preferred Stock”), of the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties intending to be legally bound hereto hereby agree as follows:

1.

DEBT CONVERSION

(a)       Adaptive hereby agrees, subject to the conditions set forth herein, to convert (the “Conversion”) the entire $3,500,000 principal amount of the Debenture (the “Principal Amount”) and all accrued but unpaid interest on the Debenture into 18,498,943 shares of Common Stock, par value $0.01 per share (the “Conversion Common Stock”) and immediately thereafter exchange 15,978,943 shares of the Conversion Common Stock into 3,500 shares of Series A Preferred Stock (the “Series A Preferred Shares”) having the designations, rights and preferences set forth in the Series A Preferred Stock Certificate of Designations (the “Certificate of Designations”), which is attached as Exhibit A hereto. The Series A Preferred Shares will be convertible into shares of Common Stock, par value $0.01 per share, in accordance with, and subject to adjustments set forth in, the Certificate of Designations.  Upon such exchange, the Company shall deliver to Adaptive share certificates reflecting the issuance of the Series A Preferred Shares and shall reflect such issuance in its books and records.

(b)

The Company will at all times have reserved for issuance the amount of shares of Common Stock issuable upon conversion of the Series A Preferred Shares. Upon issuance of such shares of Common Stock in accordance with the Company’s certificate of incorporation, such shares will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

2.

EXCHANGE OF WARRANT FOR NEW WARRANT

(a)

Upon consummation of the Conversion, the Company and Adaptive will exchange the Warrant for a new Warrant (the “New Warrant” and together with the Conversion Common Stock and the Series A Preferred Shares, the “Securities”), which New Warrant will have terms substantially the same as the Warrant, including the same expiration date as the Warrant, except that the

Exercise Price of the New Warrant shall be $0.31 per share. For avoidance of doubt, the number of shares issuable upon exercise of the Warrant shall remain unchanged.

(b)

The Company’s delivery of this Agreement to Adaptive shall constitute notice of adjustment (the “Notice of Adjustment”) and certificate of the Chief Financial Officer of the Company (the “CFO Certificate”)  required by Section 7.3 of the Warrant.

3.

TAX TREATMENT

The exchange of the Conversion Common Stock for Series A Preferred Shares and the exchange of the Warrant for the New Warrant are intended to qualify as a “recapitalization” under Section 368 (a)(1)(E) of the Internal Revenue Code.

4.

CLOSING

Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., local time, on the date (the “Closing Date”) on which the last of the conditions set forth in Section 5(a) and (b) below is fulfilled, at the offices of Ellenoff Grossman & Schole, LLP, 1345 Avenue of the Americas, New York, New York 10105, or at such other time, date or place as the parties may agree upon.

5.

CLOSING CONDITIONS

(a)         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)

The representations and warranties of Adaptive made in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties had been made on and as of such date;

(ii)

Adaptive shall have delivered to the Company for cancellation the Debenture;

(iii)

Adaptive shall have obtained all approvals from its board of directors or other governing bodies; and

(iv)

Adaptive shall have complied in all material respects with all of its obligations hereunder.

(b)       The obligations of Adaptive to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)

The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the Closing Date as if such representations and warranties had been made on and as of such date;

(ii)

The Company shall have filed the Certificate of Designations of the Series A Preferred Shares with the Secretary of State of Delaware and such Certificate of Designations shall have been accepted; and

(iii)

The Company shall have complied in all material respects with all of its obligations hereunder.

6.

REPRESENTATIONS AND WARRANTIES OF COMPANY.  The Company hereby represents and warrants to Adaptive as follows:

(a)

the Company and each of its subsidiaries has been duly incorporated, formed or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the corporate or other power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the issued shares of capital stock or similar interests of each of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any security interest, lien, claim or other encumbrance;

(b)

no consent, approval, authorization or order of, notice to or filing or registration with any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates or holders of outstanding securities of the Company is required for the execution of this Agreement or the performance of the Company's obligations hereunder;

(c)

none of the issuance of the Conversion Common Stock, Series A Preferred Stock or New Warrant, nor the performance of the Company's other obligations pursuant to this Agreement or the Certificate of Designations will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company's properties or assets, (iii) any law, treaty, rule or regulation applicable to the Company or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party or otherwise bound or to which any property of the Company is subject;

(d)

the Company has or, prior to the Closing, will have taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(e)

the Company has duly authorized the issuance of the Conversion Common Stock, Series A Preferred Shares and New Warrant;

(f)

the Conversion Common Stock, Series A Preferred Shares and New Warrant, when issued and delivered in accordance with the terms of the Company's certificate of incorporation and the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable, will not be subject to any preemptive or similar rights, and will be free and clear of any security interest, lien, claim or other encumbrance;

(g)

assuming the accuracy of the representations of Adaptive in Section 7, the Conversion Common Stock, the Series A Preferred Shares and the New Warrant will be issued in compliance with all applicable federal and state securities laws;

(h)

the sale of the Securities by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(i)

neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising;

(j)

all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, of which 236,862,190 shares are outstanding as of September 3, 2014 (including 20,000,000 shares acquired from a single investor and held in treasury).  There are issued and outstanding options to purchase 76,398,770 shares of Common Stock subject to the Company’s existing stock option or similar plan. There are issued and outstanding warrants to purchase 25,923,281 shares of Common Stock (including warrants held by Adaptive). The Company has reserved for issuance up to 11,100,000 shares of Common Stock which are available for purchase by a single investor, at the Company’s sole discretion, pursuant to a Stock Purchase Agreement expiring in April 2015. There are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock.

(k)

the Company is not disqualified from relying on Rule 506 of Regulation D (“Rule 506”) under the Securities Act for any of the reasons stated in Rule 506( d) in connection with the issuance and sale of the Series A Preferred Shares to Adaptive. The Company has furnished to Adaptive, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506( e) under the Securities Act; and

(l)

The Company will not report any interest income (or original issue discount) to Adaptive or to the IRS in respect of the Debenture.

The Company has not made any representations or warranties to Adaptive, and Adaptive has not relied upon any representations or warranties of the Company, except as expressly set forth in this Section 6.

7.

REPRESENTATIONS AND WARRANTIES OF ADAPTIVE.  Adaptive represents and warrants to the Company as follows:

(a)

the acquisition of the Securities by Adaptive is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(b)

 Adaptive understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4 (a) (2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”), based, in part, upon the representations, warranties and agreements of Adaptive contained in this Agreement;

(c)

Adaptive is, and on the date on which it exercises the New Warrant will be, an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, and Adaptive satisfies at least one of the categories of accredited investors as set forth on the Accredited Investor Questionnaire attached as Schedule1 to the Subscription Agreement;

(d)

Adaptive, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Securities and, having had access to or having been furnished with all such information or documents as it has considered necessary (including, without limitation, the reports the Company has filed with the SEC), has concluded that it is able to bear those risks;

(e)

Adaptive has adequate means of providing Adaptive's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time;

(f)

Adaptive confirms that, in making Adaptive's decision with respect to the Conversion, Adaptive and Adaptive's representatives have been given the opportunity to ask questions of and to receive answers from the Company concerning the Securities and the Company and all such questions have been answered to the full satisfaction of Adaptive;

(g)

Adaptive has independently evaluated the merits of its decision of Conversion, and Adaptive confirms and understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Adaptive in connection with the purchase of the Securities constitutes legal, tax or investment advice. Adaptive has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities;

(h)

Adaptive understands that (i) the Securities are “restricted securities” and have not been registered under the Securities Act and may not be offered or sold unless registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (ii) if any transfer of the Securities is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption and (iii) so long as deemed appropriate by the Company, the Securities may bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form to the following effect:

 “[NEITHER THIS [SERIES A PREFERRED STOCK] [WARRANT] NOR THE SECURITIES ISSUABLE UPON [CONVERSION HEREOF][EXERCISE OF THIS WARRANT] HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [ISSUABLE UPON [CONVERSION HEREOF][EXERCISE OF THIS WARRANT]] MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SA TISF ACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT”;

(i)

in making any subsequent offering or sale of the Securities, Adaptive will be acting only for itself and not as part of a sale or planned distribution in violation of the Securities Act;

(j)

Adaptive is unaware of, is in no way relying on, and did not become aware of the Conversion through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet, in connection with the offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the Offering through or as a result of any seminar or meeting to which Adaptive was invited by, or any solicitation of a subscription by, a person not previously known to Adaptive in connection with investments in securities generally;

(k)

Adaptive understands that neither the SEC nor federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Securities and that neither the SEC nor any state securities commission has approved the Securities, or passed upon or endorsed the merits of this offering of the Securities;

(l)

Adaptive is acquiring the Securities, and will acquire the shares issuable upon conversion of the Series A Preferred Shares and the Warrant Shares upon exercise, respectively, thereof, as principal for its own account and not with a view to, or for distributing or reselling the Securities, or any part thereof, in violation of the Securities Act or any applicable state securities laws. Adaptive acknowledges that the Securities have not been registered under the Securities Act or any applicable state securities law;

(m)

Adaptive (i) does not presently have any agreement, plan or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) or through any person or entity; (ii) is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer; and (iii) during the period of five (5) business days immediately prior to the execution of this Agreement, Adaptive, did not, and from such date and through the expiration of the 90th day following the date hereof will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transaction in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Securities by Adaptive;

(n)

no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Adaptive or any of Adaptive's affiliates is required for the execution of this Agreement or the performance of Adaptive's obligations hereunder, including, without limitation, the purchase of the Series A Preferred Shares by Adaptive;

(o)

 Adaptive has its principal place of business at the address immediately set forth below such Adaptive's name on the signature pages hereto;

(p)

The foregoing representations, warranties and undertakings are made by Adaptive with the intent that they be relied upon in determining Adaptive's suitability as an investor in the Company.

(q)

Adaptive has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on behalf of Adaptive.

8.

FILINGS.  Promptly after execution of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) with respect to the transactions contemplated hereby. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

9.

REGISTRATION RIGHTS.

9.1

(a) The Company shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement on Form S-1 or other applicable form under the Securities Act (the “Registration Statement”) covering the resale the Registrable Securities (hereinafter defined) by Adaptive as promptly as possible, and in any event within ninety (90) days after the date hereof (the “Filing Date”). Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to Adaptive, delay the filing of a Registration Statement or any amendment thereto, if in the good faith determination of the Board of Directors of the Company, the filing of any registration statement would adversely affect a material proposed or pending acquisition, merger or other material corporate event to which the Company is or expects to be a party. “Registrable Securities” means (i) the shares of Common Stock issued to Adaptive pursuant to this Agreement, (ii) the shares of Common Stock issued to Adaptive upon conversion of the Series A Preferred Shares, and (ii) any securities issued or issuable with respect to Common Stock by way of a stock dividend or stock split or in connection with a combination or reorganization or otherwise.

(b) If a Registration Statement covering the resale of the Registrable Securities is not filed on or prior to its Filing Date (any such failure or breach being referred to as a “Filing Default”), then on the date of the Filing Default and on each monthly anniversary thereof (if the Filing Default shall not have been cured by such date) until the Filing Default is cured, the Company shall pay to each holder of Series A Preferred Shares an amount in cash, as liquidated damages (“Liquidated Damages”) and not as a penalty, equal to 1.0% of the Principal Amount. The parties agree that the Company shall not be liable for Liquidated Damages with respect to any Warrants or Warrant Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Filing Default.

9.2 Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 9.1, the Company shall:

(a) prepare a Registration Statement and file it with the SEC, and thereafter use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof, but in any event within 180 days after the date of this Agreement, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b) use its reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement Act until the Registrable Securities can be sold under Rule 144 under the Securities Act or such earlier date when all Registrable Securities covered by such Registration Statement have been sold publicly; provided, however, the Company shall not be required to keep the Registration Statement effective for a period of more than three years from the the date of this Agreement;

(c) furnish to Adaptive such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto, and such other documents, as Adaptive may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Adaptive;

(d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions reasonably requested by Adaptive, (ii) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect, and (iv) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Article 9;

(e) use its reasonable best efforts to prepare a supplement or amendment to the Registration Statement to correct any untrue material statement or omission, and deliver a number of copies of such supplement or amendment to Adaptive as he, she or it may reasonably request;

(f) promptly notify Adaptive (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

(g) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

(h) cooperate with Adaptive to enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or Adaptive may reasonably request in order for Adaptive and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement.

9.3 Obligations of Adaptive.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 9 with respect to Adaptive that Adaptive shall furnish to the Company such information regarding Adaptive, the Registrable Securities held by Adaptive and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Adaptive of the information the Company requires from Adaptive (the “Requested Information”) if Adaptive elects to have any of its Registrable Securities included in the Registration Statement. If within three (3) Business Days of the filing date the Company has not received the Requested Information from Adaptive, then the Company may file the Registration Statement without including Registrable Securities of Adaptive.

(b) Adaptive, by its acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder.

(c) In the event of an underwritten offering, Adaptive agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless Adaptive has decided not to participate.

(d) Adaptive agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.2(e), Adaptive will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.2(e). In addition, the Company may restrict disposition of Registrable Securities and Adaptive will not be able to dispose of such Registrable Securities, if the Company shall have delivered a certificate to Adaptive signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company a delay in the disposition of such Registrable Securities is necessary because the Company has determined that such sales would require public disclosure by the Company of material nonpublic information that is not included in such registration statement.

9.4 Expenses of Registration. In connection with any and all registrations pursuant to this Article 9, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs and the fees and disbursements of counsel for the Company shall be borne by the Company.

9.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless Adaptive (in such capacity) and its members, managers, directors, officers and/or agents, any underwriter (as defined in the Securities Act) for Adaptive, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, expenses, liabilities joint or several) (collectively, “Claims”) to which any of them may become subject under of the Exchange Act, or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”); (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the restrictions set forth in Section 9.5( d) with respect to the number of legal counsel, the Company shall promptly reimburse Adaptive, and each such other person entitled to indemnification under this Section 9.5, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.5(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by Adaptive expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto or any failure of Adaptive to deliver a prospectus as required by the Securities Act; or (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Adaptive and shall survive the transfer of the Registrable Securities by Adaptive as provided herein.

         (b) In connection with any Registration Statement in which Adaptive is participating in such capacity, Adaptive agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9.5(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (each, also an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Adaptive expressly for use in connection with such Registration Statement; and Adaptive shall promptly reimburse an Indemnified Party, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by the Indemnified Party in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Indemnified Party or a third party; provided, however, that the indemnity agreement contained in this Section 9.5(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Adaptive, which consent shall not be unreasonably withheld.

(c) The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

(d) Promptly after receipt by an Indemnified Party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to an indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for such party, representation of such party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for Adaptive and any Indemnified Party related thereto; such legal counsel shall be selected by Adaptive or such other Indemnified Party subject to the Company's approval which shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to another under this Section 9.5, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 9.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense as such expense, loss, damage or liability is incurred and is due and payable.

Section 9.6 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under Section 9.5 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under Section 9.5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

10.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

11.

NOTICES. Any notice, demand or request required or permitted to be given by the Company or Adaptive pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier of national reputation for next day priority delivery, or by facsimile or electronic mail (with a hard copy to follow by delivery to a national reputation carrier for non-priority delivery), addressed to the parties at the addresses and/or facsimile telephone number/electronic mail address of the parties set forth at the end of this Agreement, or such other address as a party may request by notifying the other in writing.

12.

PREEMPTIVE RIGHTS. In the event that, at any time and from time to time after the date hereof, the Company sells or offers to sell its securities in a private placement, Adaptive shall be given the right to either (at the Company’s sole election) (i) participate in such private placement or (ii) purchase the same securities on the same terms as in the private placement following the completion of such private placement, in either case with respect to such number of securities as to maintain Adaptive’s aggregate percentage ownership of the Company on a fully diluted basis. The Company will promptly notify Adaptive of the proposed private placement and will state whether Adaptive will be able to purchase securities pursuant to (i) or (ii) above. Adaptive may then elect in writing to exercise its rights to purchase the securities in connection with its preemptive rights within 10 days from receipt of the notice (the “Notice Period”). In the event that Adaptive elects not to exercise its preemptive rights or Adaptive does not respond within the Notice Period, such preemptive rights shall be terminated with respect to such private placement (but not with respect to any subsequent private placement).

13.

MISCELLANEOUS.

(a)

This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to the indemnification provisions hereof, each person entitled to indemnification hereunder, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

(c) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements between the parties including, but not limited to, the Subscription Agreement dated November 11, 2013, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

(d) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(e) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that the Company shall reimburse Adaptive for all reasonable legal expenses incurred by Adaptive in connection with the transactions contemplated by this Agreement, provided, however, that such reimbursement shall only take place upon the successful consummation of the transaction (such reimbursement to be made by wire transfer of immediately available funds by the Company to such account designated by Adaptive or such other method as agreed to by the parties to this Agreement).

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) This Agreement shall be governed by the internal laws of the State of New York, without regard to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ITUS CORPORATION

By:   /s/ Robert A. Berman

Name: Robert A. Berman

Title: President and Chief Executive Officer

Adaptive Capital, LLC

By:   /s/ James Brown

Name: James Brown

Title: Manager

Business Address:                                    Mailing Address, if different from Business Address

500 Ygnacio Valley Road                              ___________________________________

Suite 360

Walnut Creek, CA 94596